                                                                  Dated:

                                                    Filed Pursuant Rule 424(b)(3)

                                                     Commission File Number:

                                                              PROSPECTUS

                                            BOW VALLEY VENTURES INC.

                                    4,250,000 SHARES COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-9

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                            The Date of This Prospectus is:

Table of Contents

Prospectus Summary 3

Risk Factors 6

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL   6

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.  6

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL 7

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE OS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS 7

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. 7

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE NEW YEAR NO.1 MINING CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION. 7

GOLD, COPPER AND SILVER ARE VOLATILE MARKETS THAT HAVE A DIRECT IMPACT ON OUR POTENTIAL REVENUES AND PROFITS AND THE MARKET CONDITIONS WILL EFFECT WHETHIS WE WILL BE ABLE TO CONTINUE ITS OPERATIONS. 8

BECAUSE OUR DIRECTOR OWNS 54.07 % OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHIS MINORITY SHAREHOLDERS. 8

BECAUSE OUR PRESIDENT AND SOLE DIRECTOR HAS OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL. 8

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGH RISK OF FAILURE. 8

BECUASE THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK, IT MAY PROVE IMPOSSIBLE TO SELL YOUR SHARES. 9

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE VALUE OF OUR SHRES WOULD MOST LIKELY DECLINE. 9

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK. 9

Use of Proceeds 10

Determination of Offering Price 10

Dilution 10

Selling Shareholders 10

Plan of Distribution 12

Legal Proceedings 14

Directors, Executive Officers, Promoters and Control Persons 14

Security Ownership of Certain Beneficial Owners and Management 15

Description of Securities15

Interest of Named Experts and Counsel 16

Disclosure of Commission Position of Indemnification for Securities Act Liabilities 17

Organization within Last Five Years 17

Description of Business 17

Management's Discussion and Analysis or Plan Of Operation 24

Description of Property 25

Certain Relationships and Related Transactions 25

Market for Common Equity and Related Stockholder Matters 25

Executive Compensation 27

Financial Statements F-2 – F-11

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure 28

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral property exploration. To date, we have conducted Phase 1 of our initial exploration on our sole exploration property, the New Year No.1 mining claim, located in Clark County Nevada, and our consulting geologist has recommended that we proceed to Phase 2 of our exploration program. We acquired a 100% interest in the New Year No.1 mining claim from Multi Metal Mining Corp. of Las Vegas, Nevada on May 23, 2007 for the sum of $5,000.

We are a development-stage company with limited prior business operations and no revenues. Our objective is to conduct mineral exploration activities on the New Year No.1mining claim in order to assess whether it possesses economic reserves of copper, gold and silver. We have not yet identified any economic mineralization on the New Year No.1mining claim. Our proposed exploration program is designed to search for an economic mineral deposit. There is no assurance that a commercially viable mineral deposit exists on our mining claim. Further exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claim can be determined. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects.

In June 2007 we engaged a professional geologist named Lawrence Sookochoff who is familiar with the area where our property lies, in order to develop a report about our mining claim. The report entitled “Report On The New Year No.1 describes the mining claim, the regional geology, the mineral potential of the claim and recommendations how we should explore the claim.

Our objective is to conduct exploration activities on our mining claim to assess whether the claim possess any commercially viable mineral deposits. Until we can validate otherwise, the claim are without known reserves and we are planning a three phase program to explore our claim.

The claim is normally accessible all year round, but there may be periods where our claim is un-accessible each year due to snow in the area. This means that our exploration activities may be limited to a period of about ten months per year. We plan commence exploration of phase two on our claim in September 2010 and our goal is to complete the second phase of exploration before November 30, 2010, and is contingent upon availability of an exploration crew.

The following table summarizes the four phases of our anticipated exploration program.

Phase Number	Planned Exploration Activities	Time table
Phase One	Prospecting, trenching and sampling over known mineralized zones	Completed
Phase Two	Underground mapping and sampling; VLF-EM and magnetometer surveys	Between September 1, 2010 and November 30, 2010
Phase Three	Geochemical (MMI) survey Test diamond drilling of prime targets	Between December 1, 2010 and April 30, 2011

If our further exploration activities indicate that there are no commercially viable mineral deposits on our mining claim we will abandon the claim and stake or acquire new claims to explore in North America. We will continue to stake and explore claims in North America as long as we can afford to do so.

To date we have raised $90,000 via two offerings. The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for the offering.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
May 31, 2007	$0.001	5,000,000	$5,000
May 31, 2007	$0.02	4,025,000	$85,000

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Mr.  Richard Hiron, our sole director and officer has no previous experience in mineral exploration or operating a mining company. Mr. Hiron owns 54.07% of our outstanding common stock. Since Mr. Hiron owns a majority of our outstanding shares and he is the sole director and officer of our company he has the ability to elect directors and control the future course of our company. Investors may find that the corporate decisions influenced by Mr. Hiron are inconsistent with the interests of other stockholders.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The reason cited in the notes as raising substantial doubt as to our ability to continue as a going concern is that we do not have sufficient working capital to fund our operations. Our ability to continue as a going concern is contingent upon our ability to attain profitable operations by securing financing and implementing our business plan. We are currently a development stage company with limited active business operations, no revenues and no significant assets.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Name, Address, and Telephone Number of Registrant

We were incorporated on December 20, 2006 under the laws of the state of Nevada. Our principal offices are located at 14619-64th Avenue, Edmonton Alberta, Canada our telephone number is 780-965-7760

The Offering

Securities Offered	Being up to 4,250,000 shares of common stock. The shares of common stock are being offered by selling shareholders and not our company.
Offering Price

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $25,505         . Refer to “Plan of Distribution”.

Termination of the Offering	The offering will conclude when all of the 4,250,000 shares of common stock have been sold or the shares no longer need to be registered to be sold.
Securities Issued And to be Issued	9,250,000 shares of our common stock are issued and outstanding as of the date of this Prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, geologist, technical writing, printing and filing costs.

Summary Financial Information

Balance Sheet

February 28, 2010

Cash	$808
Total Assets	$808
Liabilities	$31,172
Total Stockholders’ Equity	$(30,364)

Statement of Operations

From Incorporation on
December 20, 2006 to February 28, 2010

Revenue	$0
Net Loss and Deficit	$(120,364)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the New Year No.1mining claim, and therefore we will need to obtain additional financing in order to complete our business plan. We recently commenced operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the New Year No.1 mining claim. While we have completed phase one and our consulting geologist has recommended we proceed to phase two of our exploration program on our claim, which is estimated to cost $10,500, we will need additional funds to complete the two and phase three program which is estimated to cost $82.500. Even after completing these phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing when it is required. In the event that we do not obtain additional financing or generate revenues, we will be unable to continue with our exploration program and may have to cease operations entirely.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced exploration on the New Year No.1mining claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on December 20, 2006 and to date have been involved primarily in organizational activities the acquisition of the New Year No.1 mining claim and completion of Phase 1 of our exploration program. We have not earned any revenues as of the date of this prospectus. Currently we have a deficit of $120,364. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the New Year No.1mining claim and the production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals in Nevada carries an extreme risk. The likelihood of our mineral claim containing economic mineralization or reserves of silver and gold and copper is extremely remote. No scientific evidence exists to cause optimism as to the New Year No.1 mining claim containing valuable minerals. In all probability, the New Year No.1 mining claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. Accordingly, even if the New Year No.1 mining claim contains valuable minerals, there is a chance that we would be unable to extract them. Even if were able to extract them, it is possible due to the rock and soil types native to Nevada that we would be unable to do so profitably. In such cases, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE OS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets resulting in the loss of your entire investment in this offering.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended May 31, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE NEW YEAR NO.1 MINING CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The New Year No.1 mining claim does not contain any known bodies of commercially viable mineralization. If our exploration programs are successful in establishing silver and gold of commercial tonnage and grade, we will require additional funds in order to place the New Year No.1 mining claim into commercial production. We may not be able to obtain such financing.

GOLD, COPPER AND SILVER ARE VOLATILE MARKETS THAT HAVE A DIRECT IMPACT ON OUR POTENTIAL REVENUES AND PROFITS AND THE MARKET CONDITIONS WILL EFFECT WHETHER WE WILL BE ABLE TO CONTINUE ITS OPERATIONS.

The current price of an ounce of gold is approximately $1,190 and the current price of an ounce of silver is approximately $17.80, the current price of a pound of copper is approximately $2.95. In order to maintain operations, we would have to sell gold, silver and copper for more than it costs to mine it. The lower the price the more difficult it is to do this. If we cannot make a profit we will have to cease operations until the price of these metals increases or cease operations all together, because the cost to mine the metals is fixed, the lower the market price of these metals, the greater the chance that our operation will not be profitable and we will have to cease operations.

In recent decades, there have been periods of both worldwide overproduction and underproduction of certain mineral resources. Such conditions have resulted in periods of excess supply of, and reduced demand for these minerals on a worldwide basis and on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for these mineral products. The excess or short supply of mineral products has placed pressures on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand.

The mining exploration and development industry may be sensitive to any general downturn in the overall economy or currencies of the countries to which the product is produced or marketed. Substantial adverse or ongoing economic, currency, government or political conditions in various world markets may have a negative impact on Bow Valley Ventures Inc.’s ability to operate profitably.

BECAUSE OUR DIRECTOR OWNS 54.07 % OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHIS MINORITY SHAREHOLDERS.

Our sole director owns approximately 54.07% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that may be disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT AND SOLE DIRECTOR HAS OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Richard Hiron, intends to devote approximately 25% of his business time providing his services to us. Our Chief Executive Officer intends to devote approximately 25% of his business time providing his services to us. While Mr. Hiron presently possess adequate time to attend to our interests, it is possible that the demands on Mr. Hiron and from his other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our directors do not have any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.

Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECUASE THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKETFOR OUR COMMON STOCK, IT MAY PROVE IMPOSSIBLE TO SELL YOUR SHARES

There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.

 IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE VALUE OF OUR SHRES WOULD MOST LIKELY DECLINE

The selling shareholders are offering 4,250,000 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.04 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. Our common stock is not presently traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 45.93% of the common shares currently outstanding.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute a penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, Bow Valley Ventures Inc. broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. Additionally, other factors involved in determining an offering price were due to speculative nature of the company and the price investors were willing to pay.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Andrew Albert	150,000	150,000	NIL	NIL
Auto Details Inc	150,000	150,000	NIL	NIL
Bradley Boyden	75,000	75,000	NIL	NIL
Darrell Berard	150,000	150,000	NIL	NIL
Stacy Bell-Powel	125,000	125,000	NIL	NIL
Grant Ericksen	150,000	150,000	NIL	NIL

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Russell Frame	125,000	125,000	NIL	NIL
Tim Hall	100,000	100,000	NIL	NIL
Anne Harder	75,000	75,000	NIL	NIL
Linda Henderson	150,000	150,000	NIL	NIL
Joan Hiron	75,000	75,000	NIL	NIL
Duey Hume	50,000	50,000	NIL	NIL
J.T.D. Holding Ltd.	125,000	125,000	NIL	NIL
Violet Johnston	50,000	50,000	NIL	NIL
Robert Kalla	75,000	75,000	NIL	NIL
Richard Kalla	125,000	125,000	NIL	NIL
Lance Leger	150,000	150,000	NIL	NIL
Mary Mah	50,000	50,000	NIL	NIL
Kathy Mayhew	125,000	125,000	NIL	NIL
Dean Mayhew	125,000	125,000	NIL	NIL
Paul Murphy	100,000	100,000	NIL	NIL
Onnolee Nordstrom	125,000	125,000	NIL	NIL
Ohe Holdings Ltd.	100,000	100,000	NIL	NIL
Fraser Powell	50,000	50,000	NIL	NIL
Grant Richardson	150,000	150,000	NIL	NIL
Peter Salmon	150,000	150,000	NIL	NIL
Jackie Salmon	150,000	150,000	NIL	NIL
Michelle Simard	100,000	100,000	NIL	NIL
Melanie Sorensen	100,000	100,000	NIL	NIL
Bryant Stefanetz	25,000	25,000	NIL	NIL
Gail Stuber	50,000	50,000	NIL	NIL
Robert Talarico	25,000	25,000	NIL	NIL
Stuart Trenchard	75,000	75,000	NIL	NIL
Pauline Ulliac	125,000	125,000	NIL	NIL
WMO Holdings Ltd.	75,000	75,000	NIL	NIL
John Wipf	50,000	50,000	NIL	NIL
Sarah Ward	150,000	150,000	NIL	NIL
Brian Wong	100,000	100,000	NIL	NIL
Joanne Wong	75,000	75,000	NIL	NIL
Gus Yeoman	100,000	100,000	NIL	NIL
Betty Yeung	100,000	100,000	NIL	NIL
Michael Yeung	75,000	75,000	NIL	NIL

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on  shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;
(2)	has ever been one of our officers or directors; or

(3)	is a broker-dealer or affiliate of a broker dealer.

Plan of Distribution

The selling shareholders of Bow Valley Ventures Inc. may sell a portion or all of their common stock in one or more transactions, including block transactions.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order to be quoted on the OTC Bulletin Board, we must engage a market maker to submit the application and necessary documentation with FINRA, which operates the OTC Electronic Bulletin Board. We anticipate that a market maker will apply to have our common stock traded on the OTC Bulletin Board. However, as of the date of this prospectus, we have not engaged a market maker to apply for a quotation on the OTC Bulletin Board and there can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.

We have been advised that the process of having our shares quoted on the OTCBB normally takes around three months from the date the application is submitted to FINRA. In the absence of a trading market, an investor may be unable to liquidate their investment.

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board. If we are successful in having our shares traded on the OTC Bulletin Board, the selling stockholders will be able to sell the shares offered by this prospectus in one or more transactions at prevailing market prices or privately negotiated prices. There is no guarantee, however, that our shares will be quoted on this stock exchange.

We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors, the price they were willing to pay and the speculative nature of the Company. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $27,000.The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 50 West Liberty Street, Suite 880, Reno, Nevada, 89501

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age	President and a Director
Richard Hiron	45
Executive Officers:

Name of Officer	Age	Office
Richard Hiron	45	Principal Accounting Officer and Treasurer
		Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Richard Hiron: Mr. Hiron became our President, Secretary and Treasurer on December 20, 2006.

Mr. Hiron is a graduate of the University of Alberta, and has over 18 years experience as a sales and marketing professional primarily in the media industry. Mr. Hiron began his career with Molson and then spent time at Pattison Outdoor. In 1997 Mr. Hiron began work with CHUM Television, and was responsible for setting up their first sales office in Alberta with Access Television. During his tenure with CHUM, he has been responsible for establishing a commercial sales division, overseeing the integration of all corporate revenue generating activities, and instilling a strong focus on customer service. Mr. Hiron is currently the Regional Sales Manager for CHUM’s Alberta stations including Citytv Calgary, Citytv Edmonton and Access Television.

Given that Mr. Hiron has no previous experience in mineral exploration or operating a mining and exploration company. Mr. Hiron also lacks any accounting or financial credentials, he intends to perform his job for us by engaging consultants who have experience in the areas where he is lacking. Mr. Hiron is also studying information about our industry to familiarize himself with our business.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officer and director described above

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of Class	Name and address of beneficial owner	beneficial	Percent of
		ownership	class
Common stock	Richard Hiron	5,000,000	54.07%

	14619-64th Avenue, Edmonton Alberta, Canada
Common stock	All officers and directors as a group that consists of one person	5,000,000	54.07%

The percent of class is based on 9,250,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description of Securities

General

Our authorized capital stock consists of shares 50,000,000 of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of, the date of this prospectus there were 9,250,000 shares of our common stock issued and outstanding that are held by stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or corporate wind up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized 10,000,000 shares of preferred stock at a par value of $0.001 per share. As of the date of this prospectus we have no shares of preferred stock issued and outstanding at this time.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law firm of Carillo, Heutell, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and registration statement have been audited by Madsen and Associates, CPA’S, Inc. to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within Last Five Years

We were incorporated on December 20, 2006 under the laws of the state of Nevada. On that date, Richard Hiron was appointed as our sole officer and director. As well, Mr. Hiron was appointed as our President and Chief Executive Officer, Chief Financial Officer Secretary, Treasurer and Principal Accounting Officer

Description of Business

In General

We are an exploration stage company. We are engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% interest in one mineral claim, known as the New Year No.1mining claim. There is no assurance that a commercially viable mineral deposit exists on the New Year No.1mining claim.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have commenced and completed the initial phase of exploration on the New Year No.1mining claim. Once we have completed each subsequent phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make these decisions based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to continue to conduct exploration work on the New Year No.1mining claim in order to ascertain whether it possesses economic quantities of copper, silver and gold. There can be no assurance that an economic mineral deposit exists on the New Year No.1mining claim until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the New Year No.1mining claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

New Year No.1 Mining Claim Purchase Agreement

On May 23, 2007 we entered into a mineral purchase and sale agreement with Multimetal Mining Corp. of Las Vegas Nevada, a private company owned by Larry Sostad, whereby he sold to us a 100% undivided right title and interest in one mineral claim, located in the Yellow Pine Mining District of , Nevada. We acquired this interest in the mineral claim by paying $5,000 to Multi Metal Mining Corp.

Current State of Exploration

We have completed phase one of our exploration program and our consulting geologist has recommended in his report titled “Report on Phase one of the New Year Number 1 Claim” that we proceed to phase two.

Description, Location and Access

The property consists of one located claim comprised of 20 acres recorded as the New Year No I Lode Claim. The New Year No I Lode Claim was filed on November 27, 2006 in the Clark County recorder's office in Las Vegas as Mining Map 079 Page 0091 in the official records book No. 20061127-003296.

The New Year No I Lode Claim is located within Section 3, Range 58E, Township 26S at the easternmost portion of the Yellow Pine Mining District of Clark County, Nevada.

Access from Las Vegas, Nevada to the New Year No 1 Lode Claim is southward via Interstate Highway # 15 for approximately 3 1 miles, four miles past the town of Jean, Nevada, to a junction with a road which is taken easterly for five miles to a junction with a road southerly which is taken for less than two miles to the northern boundary of the New Year No I Lode Claim.

In addition to the State regulations, Federal regulations require a yearly maintenance fee to keep the claim in good standing. In accordance with Federal regulations, the New Year No I Lode Claim is in good standing to September 1, 2008. A yearly maintenance fee of $125.00 is required to be paid to the Bureau of Land Management prior to the expiry date to keep the claim in good standing for an additional year.

SEE MAP ON FOLLOWING PAGE

Physiography, Climate, Vegetation & Water

The New Year No I Lode Claim is situated at the southern end of the Sheep Mountain Range, a north-south trending range of mountains with peaks reaching an elevation of 4,184 feet. The claim covers the northeasterly and the southwesterly facing slopes of a northerly trending ridge. The topography is gentle, ranging from a central depression at 1,250 feet in the north to 1,550 feet in the southeast of the New Year No I Lode Claim.

The area is of a typically desert climate with relatively high temperatures and low precipitation. Vegetation consists mainly of desert shrubs and cactus. Sources of water would be available from valley wells.

Mineralization

Mineralization at the New Year mine is reported as irregular ore bodies in the brecciated Bullion Dolomite near the crest of a northwest-plunging anticline. Hydrozincite containing grains of galena was the ore. Some smithsonite, calamine, and oxidized lead minerals were found.

Exploration History

The history of the New Year mine is not known. However, the underground workings and the localized exploration pits exploring zinc/lead mineralization were probably excavated during the period of mid to late 1800's after the Goodsprings concentrator was in operation and much exploration activity ensued as a very convenient market for ore.

Exact production from the New Year mine is not recorded, however, recorded production from the New Year mine and including production from the Lookout and the Mountain Top mines is reported as 37 carloads.

Geological Report

Mr. Lawrence Sookochoff, a professional geologist, has completed an evaluation of the New Year No.1mining claim and prepared a geological report on our claim.

Based on his review, Mr. Sookochoff concludes that the New Year No.1mining claim warrants further exploration due to the geochemistry and inferred geological continuity, as well as the lack of previous exploration.

Mr. Sookochoff recommends an initial exploration program consisting of three phases. The first phase consisted of prospecting, trenching and sampling over the known mineral zone to determine geological controls to the mineralization and to determine the nature of the mineralization. As a follow-up to the initial investigation of the mineralized structure, a VLF-EM survey and soil sampling is recommended to be completed along the determined extensions of the known mineral zones, underground mapping and sampling, in addition to VLF-EM and magnetometer surveys should be completed. ,.

As a third phase to the exploration program, geochemical soil (MMI) surveys should be completed to locate prime targets to test for sub-surface mineralization by diamond drilling.

Magnetometer surveys involve searching for changes in the magnetic field over property areas. Magnetic anomalies may be a result of accumulations of certain magnetic rocks such as phrhotite, hematite and magnetite. These rock types are often found alongside base metals such as copper, zinc and nickel, or precious metals such as gold and silver.

Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analyzed for mineral content.

Sampling consists of gathering rock or soil samples from property areas with the most potential to host economically significant mineralization that appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analyzed for metal content.

The first two phases is estimated to cost $18,000 as described below. We anticipate commencing the first phase of exploration in the summer or fall of 2007. The program will take about 14 days to complete.

Budget – Phase I Completed

Prospecting, trenching and sampling over known mineralized zones	Completed	$7,500

Total Cost Phase 1:		$7,500
Budget – Phase II
Underground mapping and sampling VLF – EM & MAG Survey		$10,500

Total Cost Phase I and II:		$18,,000

The third phase would consist of trenching and sampling in areas of exposed mineralization. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. We anticipate commencing the third phase of exploration in the summer of 2007 and the program will take approximately 15 days to complete.

Budget – Phase III

Geochemical (MMI) survey	$12,500

Test diamond drilling of prime targets	$70,000

Total Cost Phase III	$82,500

Total Cost Phase I, II, III	$100,500

Compliance with Government Regulation

We will secure all necessary permits for exploration and, if mine development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We will have to sustain the cost of reclamation and environmental mediation for all exploration work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-	Water discharge will have to meet water standards;
-	Dust generation will have to be minimal or otherwise re- mediated;
-	Dumping of material on the surface will have to be re- contoured and re-vegetated;
-	An assessment of all material to be left on the surface will need to be environmentally benign;
-	Ground water will have to be monitored for any potential contaminants;
-	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re- mediated; and,
--	There will have to be an impact report of the work on the local fauna and flora.

Exploration drilling, when the decision to do so is made, cannot occur without permission of the State of Nevada and BLM Bureau of Land Management. The permit required is a "Notice of Intent" which fully describes the intended program including location of drill sites, proposed access roads, type of equipment to be used, duration, reclamation plan, etc. A Notice of Intent will be submitted for approval, staff will then schedule a field visit with a company representative may call for adjustments in, say, access or location of drill sites or may approve the plan as is.  The State of Nevada may call upon wildlife, biology and other experts as needed to mitigate any expected impact. Before any physical disturbance may occur, they will determine the amount and require a reclamation bond. Only after these steps are completed will a permit for exploration drilling be issued. It typically requires approximately 90 days to acquire drilling permits. We intend to begin the process of applying for drilling permits following the completion of our phase three exploration program.

The initial drill program outlined in phase 3 may require the submittal of a plan of operation to the state of Nevada which would be used as the basis for the bonding requirement, water permit and reclamation program. The reclamation program could include both surface reclamation and drill hole plugging and abandonment. It is estimated the bonding requirement would be $5,000.00. The water permit and fee is included in the reclamation cost which is estimated to be $1,000.00.

Competition

Despite competition amongst mineral producers, there is a strong market for any that may be removed from the New Year No.1mining claim. While it is unlikely that we will discover a mineral deposit on the property, if we do, the value of the property will be influenced by the market price for gold, silver, zinc or copper. These prices, to Bow Valley Ventures Inc. degree, are influenced by the amount of gold, silver, zinc and lead sold by advanced mineral companies.

In the mineral exploration sector, our competitive position is insignificant. There are numerous mineral exploration companies with substantially more capital and resources that are able to secure ownership of mineral properties with a greater potential to host economic mineralization. We are not able to complete with such companies. Instead, we will focus on developing the New Year No.1 properties in the hope that sufficient minerals will be found to justify our expenditures.

 Employees

We have no employees as of the date of this prospectus other than our sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan of Operations

Our plan of operation for the next twelve months is to complete the recommended phase two exploration programs on the New Year No.1 mining claim consisting of geochemical sampling, trenching as well as diamond drilling, if warranted in phase 3. We anticipate that these exploration programs will cost approximately $10,500 respectively, with phase three costing $82,500 for a total cost of $93,000. We expect to commence the phase two exploration programs in the summer or fall of 2010. It should take approximately up to two weeks to complete. We will then undertake the phase three work program, if warranted during the winter or spring of 2010, 2011 respectively. These programs will take approximately 45-90 days to complete and are contingent upon the availability of exploration crews, diamond drill and other equipment associated with the exploration of the New Year No 1 mining claim. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program. In the event that during the first two phases of our plan of operations we determine that further exploration is not warranted, then we intend to research other properties to pursue our business plan. At this time, we have not researched any other properties and we can make no assurances that we will find an economically feasible property or that such property would have any greater chance of having a mineral claim.

As well, we anticipate spending an additional $10,000 on legal and, $13,500 on accounting $2,500 on Edgar filing fees and $1,000 on Transfer agent fees.   These are fees payable in connection with the filing of this Prospectus and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $120,000.

While we do not have enough funds to cover phase two exploration costs and anticipated administrative expenses for the next year, we will require additional funding in order to proceed with our subsequent exploration phases and with any subsequent recommended exploration on the New Year No.1mining claim. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results of Operations for the Period from Inception (December 20, 2006) through February 28, 2010

We have not earned any revenues from our incorporation on December 20, 2006 to May 31, 2007. We do not anticipate earning revenues until, if and when we enter into commercial production on the New Year No.1mining claim. At this time there is substantial doubt about whether we will ever generate revenues from our operations. We have not completed the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the New Year No.1mining claim, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $120,364for the period from our inception on December 20, 2006 to February 28, 2010. We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description of Property

We own the mineral exploration rights relating to the New year No.1 mineral property. We do not own interest in any other property. We own no real estate and have no lease arrangements for office space, as our president provides us with office space free of charge

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*	Our sole promoter, Richard Hiron;
*	Any member of the immediate family of any of the foregoing persons.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order to be quoted on the OTC Bulletin Board, we must engage a market maker to submit the application and necessary with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board. We anticipate that a market maker will apply to have our common stock traded on the OTC Bulletin Board. However, as of the date of this prospectus, we have not engaged a market maker to apply for a quotation on the OTC Bulletin Board and there can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. We have been advised that the process of having our shares quoted on the OTCBB normally takes around three months from the date the application is submitted to FINRA. In the absence of a trading market, an investor may be unable to liquidate their investment.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 42 registered shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public after in accordance with the volume and trading limitations of Rule 144 of the Act. Under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding which, in our case, will equal 92,450 shares as of the date of this prospectus. The following sets forth a table disclosing the dates when of our common shares may be resold in accordance with Rule 144:

No. of Shareholders	Amount of Shares	Date Eligible to be resold pursuant to Rule 144

one	5,000,000 shares	May 31, 2007

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 5,000,000 shares.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future. 26

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on December 20, 2006 to May 31, 2009 and the subsequent period to the date of this prospectus.

Annual Compensation

						Restr	Options/	LTP
					Other	Stock	SARS (No.)	payouts
Name	Title	Year	Salary	Bonus	Comp.	Awarded		($)
	President	2007
Richard Hiron	CEO &	2008	$0	$0	$0	$0	$0	$0
	Director	2009
Richard Hiron	Treas.	2007
	CFO &	2008	$0	$0	$0	$0	$0	$0
	Secretary	2009

Stock Option Grants

We have not granted any stock options to the executive officers since our inception

Consulting Agreements

We do not have any employment or consulting agreements with our directors or officers. We do not pay Mr. Hiron any amount for acting as directors of the Company.

Financial Statements

Index to Financial Statements

BOW VALLEY VENTURES INC.
(AN EXPLORATION STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEETS AS OF MAY 31, 2009

PAGE	F-3	STATEMENTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION ( DECEMBER 20, 2006) TO MAY 31, 2009

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM INCEPTION (DECEMBER 20, 2006) TO MAY 31, 2009

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM INCEPTION (DECEMBER 20, 2006) TO MAY 31, 2009

PAGES	F-6 - F-11	NOTES TO FINANCIAL STATEMENTS

To Board of Directors and

Stockholders of Bow Valley Ventures, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Bow Valley Ventures, Inc. (the Company), an exploration stage company, as of May 31, 2009 and 2008 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended May 31, 2009, and for the period from December 20, 2006 (inception) to May 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bow Valley Ventures, Inc., an exploration stage company, as of May 31, 2009 and 2008 and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2009 and for the period from December 20, 2006 to May 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company does not have the necessary working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 5 to the financial statements.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah

September 15, 2009

BOW VALLEY VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	May 31, 2009	May 31, 2008

ASSETS

Current assets:

Cash	$ 4,815	$ 10,511

Total assets	$ 4,815	$ 10,511

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts Payable	10,300	867

Total liabilities	10,300	867

Commitments and contingencies

Stockholders' (deficit) equity:
Preferred stock; authorized 10,000,000; $0.001 par value; zero shares
issued and outstanding at May 31, 2009		-
Common stock; authorized 50,000,000; $0.001 par value; 9,250,000
shares issued and outstanding at May 31, 2009	9,250	9,250
Paid in capital	80,750	80,750
Deficit accumulated during the exploration stage	(95,485)	(80,356)

Total stockholders' (deficit) equity	(5,485)	9,644

Total liabilities and stockholders' equity	$ 4,815	$ 10,511

See accompanying notes to financial statements.
F-2

BOW VALLEY VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended May 31, 2009	Year Ended May 31, 2008	From Inception (December 20, 2006) to May 31, 2009

Operating Expenses:

General and administrative	$ 15,129	$ 17,090	35,365
Consulting	-	45,120	55,120
Impairment loss on mineral property costs	-	-	5,000

Net loss for the period	$ 15,129	$ 62,210	$ 95,485

Net loss per share:
Basic and diluted	$ 0.00	$ 0.01	$ -

Weighted average number of shares outstanding:
Basic and diluted	9,250,000	7,708,333

The accompanying notes are an integral part of these consolidated financial statements

See accompanying notes to financial statements.
F-3

BOW VALLEY VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY
FROM DECEMBER 20, 2006 (INCEPTION) TO MAY 31, 2009

							Deficit
	Preferred Stock Issued			Common Stock Issued			Accumulated
			Additional			Additional	During the
	Number of		Paid-in	Number of		Paid-in	Exploration
	Shares	Amount	Capital	Shares	Amount	Capital	Stage	Total

Balance at Inception (December 20, 2006)	-	$ -	$ -	-	$ -	$ -	$ -	$ -

Net loss for period ended May 31, 2007							(18,146)	(18,146)

Balance at May 31, 2007	-	-	-	-	-	-	(18,146)	(18,146)

Common stock issued for cash at $0.001 per share				5,000,000	5,000	-		5,000

Common stock issued for cash at $0.02 per share				4,250,000	4,250	80,750		85,000

Net loss for period ended May 31, 2008							(62,210)	(62,210)

Balance at May 31, 2008	-	-	-	9,250,000	9,250	80,750	(80,356)	9,644

Net loss for period ended May 31, 2009	-	-	-	-	-	-	(15,129)	(15,129)

Balance at May 31, 2009				9,250,000	9,250	80,750	(95,485)	(5,485)

                                                     See accompanying notes to financial statements.
                                                                                      F-4

BOW VALLEY VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended May 31, 2009	Year Ended May 31, 2008	From Inception (December 20, 2006) to May 31, 2009

Cash flow from operating activities:
Net loss	$ (15,129)	$ (62,210)	$ (95,485)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment loss on mineral property costs	-	-	5,000
Changes in operating assets and liabilities:
Increase in accounts payable	9,433	337	10,300

Net cash used in operating activities	(5,696)	(61,873)	(80,185)

Cash flows from investing activities:
Acquisition of mineral properties		-	(5,000)

Net cash used in investing activities	-	-	(5,000)

Cash flows from financing activities:
Deposits	-	-	90,000

Net cash provided by financing activities	-	-	90,000

(Decrease) Increase in cash during the period	(5,696)	(61,873)	4,815

Cash, beginning of period	10,511	72,384	-

Cash, end of period	$ 4,815	$ 10,511	$ 4,815

Cash paid during the period
Taxes	$ -	$ -	$ -
Interest	$ -	$ -	$ -

Supplemental disclosure of non-cash financing activities:
Common stock issued for deposits received in prior year	$ -	$ 90,000

See accompanying notes to financial statements.
F-5

                                             BOW VALLEY VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2009

NOTE 1 - NATURE OF OPERATIONS

Bow Valley Ventures Inc. (the "Company") was incorporated in the State of Nevada on December 20, 2006 The Company was organized to explore mineral properties in Nevada.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is an exploration stage company as defined by the Statement of Financial Accounting Standards (SFAS) No. 7. “Accounting and Reporting by Development Stage Enterprises”.

Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations. The Company is not currently earning any revenues.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Bow Valley Ventures Inc, a Company incorporated under the Company Act of Alberta on April 20, 2007.  All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Regulatory Matters

The company and its mineral property interests are subject to a variety of Canadian national and provincial regulations governing land use, health, safety and environmental matters. The company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

F6

                                                  BOW VALLEY VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2009

Impaired Asset Policy

The Company periodically reviews its long-lived assets when applicable to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable, pursuant to guidance established in Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-lived Assets". The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Start-up Expenses

The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities," which requires that costs associated with start-up activities be expensed as incurred.

Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on December 20, 2006 to May 31, 2009.

Mineral Property Costs

Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred using the guidance in the Emerging Issues Task Force (EITF) 04-02, Whether Mineral Rights are Tangible or Intangible Assets.  The Company assesses the carrying costs for impairment under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for Impairment or Disposal of Long Lived Assets, at each fiscal quarter end.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property.  Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the proven and probable reserves.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar.  Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 Foreign Currency Translation, using the exchange rate prevailing at the balance sheet date. Gains and losses

                                                                                                     F7

                                                 BOW VALLEY VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2009

arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. There were no translation adjustments as of May 31, 2009.

Loss Per Share

The Company computed basic and diluted loss per share amounts for May 31, 2009 pursuant to the SFAS No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accounts payable. The fair value of these financial instruments approximate their carrying values due to their short maturities.

Comprehensive Loss

SFAS No.130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of May 31, 2009 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Income Taxes

Income taxes are recognized in accordance with SFAS 109, "Accounting for Income Taxes", whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Recent Authoritative Pronouncements

The Company does not expect the adoption of any recently issued accounting pronouncements to have a material effect on its financial statements.

NOTE 3 – MINERAL LEASES AND CLAIMS

On May 23, 2007, the Company acquired a 100% interest in numerous claims known as the New Year No.1 Property, which is located in the Yellow Pine Mining District, Nevada. The claims were purchased for $5,000 cash. Because the claims have no proven mineral reserves, the amount allocated toward mineral property assets was considered 100% impaired at the date of acquisition, and a related impairment loss was recorded.

F8

                                                  BOW VALLEY VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2009

NOTE 4 – STOCKHOLDERS’ EQUITY

During August 2007, the Company issued a total of 9,250,000 common shares. Of the common shares issued 5,000,000 shares were issued at a price of $0.001 to the Company’s sole officer and director for cash proceeds of $5,000. The balance of 4,250,000 common shares were issued to subscribers at $0.02 per share, for cash proceeds of $85,000. The cash proceeds related to these stock issuances were received prior to May 31, 2007, and were recorded as Deposits in the May 31, 2007 financial statements.

NOTE 5 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of May 31, 2009, the Company had $4,815 in cash, a working capital deficit of $5,485, stockholders’ deficit of $5,485 and accumulated net losses of $95,485 since inception. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable mining reserves, and ultimately to establish profitable operations.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.

NOTE 6 - INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized.

The Company has accumulated net operating losses of $95,485 as of May 31, 2009, generating an approximate deferred tax asset of $32,500, which has been fully offset by a valuation allowance. These net operating losses begin to expire in the year 2026.

F9

Financial Statements for the period ending February 28, 2010 (Unaudited)

PAGE	F-10	BALANCE SHEETS AS OF MAY 31, 2009 AND FEBRUARY 28, 2010

PAGE	F-11	STATEMENTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION ( DECEMBER 20, 2006) TO FEBRUARY 28, 2010

PAGE	F-12	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM INCEPTION (DECEMBER 20, 2006) TO FEBRUARY 28, 2010

PAGES	F-13 - F-16	NOTES TO FINANCIAL STATEMENTS

BOW VALLEY VENTURES, INC.
(A Development Stage Company)
BALANCE SHEETS

	(UNAUDITED)	(AUDITED)
	February 28,	May 31,
	2010	2009

ASSETS

CURRENT ASSETS:
Cash	$ 808	$ 4,815

TOTAL CURRENT ASSETS	808	4,815

TOTAL ASSETS	$ 808	$ 4,815

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses	$ 26,172	$ 10,300
Advance	5,000	-

TOTAL CURRENT LIABILITIES	31,172	10,300

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred stock, $.001 par value, 10,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.001 par value 50,000,000 shares authorized
9,250,000 shares issued and outstanding	9,250	9,250
Additional paid-in capital	80,750	80,750
Deficit accumulated during exploration stage	(120,364)	(95,485)

TOTAL SHAREHOLDERS' EQUITY	(30,364)	(5,485)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 808	$ 4,815

F10

BOW VALLEY VENTURES, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

					For the Period
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended	from December 20,
	February 28,	February 28,	February 28,	February 28,	2006 (inception)
	2010	2009	2010	2009	to February 28, 2010

REVENUES	$ -	$ -	$ -	$ -	$ -

Cost of operations	-	-	-	-	-

GROSS PROFIT	-	-	-	-	-

OPERATING EXPENSES
General and administrative expenses	13,408	9,669	24,879	15,093	120,364

Total operating expenses	13,408	9,669	24,879	15,093	120,364

Loss from continuing operations
before provision for income taxes	(13,408)	(9,669)	(24,879)	(15,093)	(120,364)

Provision for income taxes	-	-	-	-	-

NET LOSS	$ (13,408)	$ (9,669)	$ (24,879)	$ (15,093)	$ (120,364)

Weighted average common shares outstanding - basic and diluted	9,250,000	9,250,000	9,250,000	9,250,000

Net loss per share-basic and diluted	$ (0.0014)	$ (0.0010)	$ (0.0027)	$ (0.0016)

F11

BOW VALLEY VENTURES, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
(Unaudited)

			For the Period
	Nine Months ended	Nine Months Ended	from December 20,
	February 28,	February 28,	2006 (inception) to
	2010	2009	February 28, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (24,879)	$ (15,093)	$ (120,364)
Adjustments to reconcile net loss to net cash used
in operating activities:
Impairment loss on mineral property costs			5,000
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	15,872	9,433	26,172
Advance	5,000		5,000
Purchase of mineral rights	-	-
			-
NET CASH USED IN OPERATING ACTIVITIES	(4,007)	(5,660)	(84,192)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of mineral properties			(5,000)
NET CASH USED IN INVESTING ACTIVITIES			(5,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of common stock	-	-	90,000
NET CASH PROVIDED BY FINANCING ACTIVITIES			90,000

Increase (decrease) in Cash and Cash Equivalents	(4,007)	(5,660)	808

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,815	10,511	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 808	$ 4,851	$ 808

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ -	$ -

F12

BOW VALLEY VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2010

(UNAUDITED)

NOTE 1 - NATURE OF OPERATIONS

Bow Valley Ventures, Inc. (the "Company") was incorporated in the State of Nevada on December 20, 2006 The Company was organized to explore mineral properties in Nevada.

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is an exploration stage company as defined by SEC Industry Guide 7.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material change in the information disclosed in the notes to the consolidated financial statements included in the report on Form 10-K of Bow Valley Ventures, Inc. for the year ended May 31, 2009. In the opinion of management, all adjustments considered necessary for a fair presentation have been included, and are of a normal recurring nature. Operating results for the nine months ended February 28, 2010 are not necessarily indicative of the results that may be expected for any interim period or the entire year. For further information, these consolidated financial statements and the related notes should be read in conjunction with the Company’s audited financial statements for the year ended May 31, 2009 included in the Company’s report on Form 10-K.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Bow Valley Ventures, Inc., a Company incorporated in Alberta Canada on April 20, 2007. All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F13

BOW VALLEY VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2010

(UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Regulatory Matters

The company and its mineral property interests are subject to a variety of Federal and State regulations governing land use, health, safety and environmental matters. The company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

Impaired Asset Policy

The Company periodically reviews its long-lived assets when applicable to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on December 20, 2006 to February 28, 2010.

Mineral Property Costs

Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred. The Company assesses the carrying costs for impairment at each fiscal quarter end.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property.  Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the proven and probable reserves.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

F14

BOW VALLEY VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2010

(UNAUDITED)

Foreign Currency Translation

The Company’s functional and reporting currency is the US dollar as substantially all of the Company’s operations are in United States.

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the Statement of Operations.

Basic and Diluted Loss Per Share

The Company computes basic loss per share by dividing the net loss by the weighted average common shares outstanding during the period. There are no dilutive common shares outstanding; accordingly, diluted and basic loss per share amounts are the same.

Fair Value of Financial Instruments

The Company’s only financial instruments are cash, accounts payable and accrued expenses. Due to the short maturities of accounts payable and cash, their fair value approximates their carrying value.

Income Taxes

Deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Recent Authoritative Pronouncements

The Company does not expect that the adoption of any recent accounting standards will have a material impact on the consolidated financial statements.

NOTE 3 – MINERAL LEASES AND CLAIMS

The Company has a 100% interest in a certain mineral property in the Yellow Pine Mining District, Clark County Nevada, collectively referred as to the New Year No.1 Property.

On May 23, 2007, the Company acquired a 100% interest in numerous claims known as the New Year No.1 Property and is located in the Yellow Pine Mining District, Nevada. The claims were purchased for $5,000 cash. Because the claims have no proven mineral reserves, the amount allocated toward mineral right and claims was considered 100% impaired and was recorded as an expense at the date of acquisition.

                                                                            F15

                                                 BOW VALLEY VENTURES, INC.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2010

(UNAUDITED)

NOTE 4 – STOCKHOLDERS’ EQUITY

During August 2007 the Company issued a total of 9,250,000 common shares. Of the common shares issued 5,000,000 shares were issued at a price of $0.001 to the Company’s sole officer and director for cash proceeds of $5,000. The balance of 4,250,000 common shares were issued to subscribers at $0.02 per share, for cash proceeds of $85,000.

NOTE 5 – GOING CONCERN

These consolidated financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of February 28, 2010 the Company had incurred accumulated losses since inception of $120,364. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable mining reserves, and ultimately to establish profitable operations.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.

Unless otherwise indicated, amounts provided in these notes to the consolidated financial statements pertain to continuing operations.

NOTE 6- ADVANCE

During the period ended February 28, 2010 the company received an advance of $5,000 from an employee of the Company. The advance is non-interest bearing and there are no fixed terms of repayment.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 19, 2010, which is the date these consolidated financial statements were issued.

F16

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________ , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Prospectus and authorized this Prospectus to be signed on its behalf by the undersigned, in the City of Edmonton, Province of Alberta on July 22, 2010

Bow Valley Ventures Inc.

By: /s/Richard Hiron
Richard Hiron
President, Chief Executive Officer, Principal Accounting Officer, Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE: July 22, 2010

s/Richard Hiron	President, Chief Executive Officer and Director, Secretary, Treasurer and Principal Accounting Officer
Richard Hiron